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                                  EXHIBIT 3.7

                            ARTICLES OF INCORPORATION
                                       OF
                             BRITTAIN MACHINE, INC.

     We, the undersigned incorporators, hereby associate ourselves together to form and establish a corporation FOR PROFIT under the laws of the State of Kansas , and hereby make and issue these Articles of Incorporation this day and year last below written.

                  FIRST:           The name of the corporation is:

                                   BRITTAIN MACHINE, INC.

                  SECOND:          The  location of its principal place
                                   of business is:
                                   5211 East Pawnee
                                   Wichita, Sedgwick County, Kansas.

                  THIRD:           The location of its registered
                                   office in this state is :
                                   1041 North Waco
                                   Wichita, Sedgwick County, Kansas.

                  FOURTH: The name and address of its resident agent in this state is:

                                   Richard H. Rumsey
                                   1041 North Waco
                                   Wichita, Sedgwick County, Kansas.

                  FIFTH:           The corporation is organized FOR
                                   PROFIT and the nature of its business is :

     To manufacture, fabricate, buy, sell, process, exchange, trade, adapt, alter, prepare and deal in and with any and all wares and merchandise of any kind. This corporation may acquire,


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buy, sell, trade, rent, deal or process all such merchandise, supplies, materials and other articles as shall be necessary and incidental to such business.

     To purchase, contract for, acquire , sell , convey, lease , mortgage, dispose of, and otherwise deal in and with, within or outside the State of Kansas, property, real or personal, tangible or intangible, or any interest therein, for investment or otherwise, and to purchase, erect and maintain buildings or other improvements, including the real estate upon which the same are or may be situated.

     To lease, rent, buy, sell , transfer and otherwise use and deal in and with real and personal property of any and all kinds and natures.

     To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and, from time to time, vary any investment or employment of capital of the corporation.

     To engage in the loan and investment business. Without limitation of the foregoing, the corporation shall have the power to borrow and loan money, secured or unsecured, and to take and give notes, open accounts, debentures and other evidences of debt, or property, real or personal, tangible or intangible, or rights, interests or shares therein, as collateral security therefor. The corporation may buy, sell, hold, and deal in and with all types of notes, mortgages and other documents of any kind.

     To buy, sell, deal in and with real estate of all kinds and natures, both directly and indirectly, and as broker and agent.

     To apply for, obtain, register, purchase, lease or otherwise to hold, use, develop, operate, introduce and to sell, assign, grant licenses or territorial rights in respect to, or to otherwise turn


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to account or dispose of or deal in copyrights, trade names, trademarks, brands, labels, patent rights of the United States Government or of any other country or government, inventions, improvements, designs, proceeds licenses and privileges of any kind or nature. This corporation may engage, without limitation, in the buying, selling and holding of any and all kinds of insurance and any and all acts related or incidental thereto.

     To have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Kansas and in the various other states , territories , colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     The enumeration herein of the objects and purposes of this corporation shall be construed as powers as well as objects and purposes, and shall not be deemed to exclude by inference any powers, objects or purposes which this corporation is empowered to exercise, whether expressly or by force of the laws of the State of Kansas, now or hereafter in effect, or implied by the reasonable construction of laws.

     To do all and every thing necessary, suitable and proper for the accomplishment of any of the business or any of the objects, or the furtherance of any of the powers herein set forth, either alone or in association with any other corporations, firms or individuals, and to do every other act or acts, thing or things, incident or appurtenant to, or growing out of or connected with the aforesaid business or powers or any part or parts thereof provided the same be not inconsistent with the laws under which this corporation is organized.

     In addition, the purpose of the corporation is to engage in any lawful act or activity for which the corporation may be organized under the Kansas Corporation Code.


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     SIXTH: The total amount of capital of this corporation is Three Hundred
Thousand Dollars ($300,000.00) , and is divided into three hundred thousand (300,000) shares, at One Dollar ($1 .00) per share.

     STATEMENT OF THE POWERS, PREFERENCES, RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS IN RESPECT TO ANY CLASS OF STOCK:

     (a) Any and all dividends shall be based upon the corporation's net profits as determined by the Board of Directors, and may be paid within sixty (60) days after the end of each fiscal year, and at such other times as the Board of Directors may direct.

     (b) The voting power of the capital stock of the corporation shall be vested wholly in the holders of the shares of common capital stock. Each common stockholder shall, except as herein specifically provided, at every meeting of the stockholders be entitled to one vote, in person or by proxy, for each full share of eligible voting capital stock held by such stockholder.

     (c) The rules, regulations, forms and limitations relating to proxies, the closing of stock transfer books, fixing of record dates, and notice and voting lists may be determined by the Board of Directors.

     (d) Unless specifically waived by the directors at either a special or annual meeting, in the event any stockholder desires to dispose of any of his stock during his lifetime, he shall first give written notice to that effect to the other stockholders and to the corporation. Thereafter, the stockholders shall have twenty-five (25) days after receipt of such notice to purchase such stock. Each stockholder shall have the right within such time to purchase such portion of the stock offered for sale as the number of shares owned by him at such time shall bear to the total number


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of shares owned by all of the other stockholders; provided, however, that if any stockholder does not purchase his full proportionate allotment of the stock, the unaccepted stock may be purchased by the other stockholders. If all of the offered stock is not purchased before the expiration of the said period, the offering stockholder may dispose of any remaining offered shares in any lawful manner, except that he shall not sell any such shares to any other person without first giving the corporation and the other stockholders the right to purchase them at the price and on the terms offered by such other person. Any shares not purchased within the above period by the stockholders shall be offered to the corporation at the price established by the directors, and the corporation shall have the right within thirty days thereafter to purchase such stock.

     (e) The private property of the stockholders shall not be subject to the payment of debts of this corporation.

     (f) The stockholders may approve stock option purchase plans, stock incentive or investment plans or other like arrangements for existing stockholders, officers or any other persons, and upon such terms and with such rights and subject to such limitations as the stockholders, in their absolute discretion, may determine to be fair. Once such a plan has been approved by the stockholder, paragraph SIXTH (d) shall not apply to stock issued under said plan.

     (g) Whenever a compromise or arrangement is proposed between this corporation and its creditors, or any class of them, secured or unsecured, or between this corporation and its stockholders, or any class of them, any Court, State or Federal, of competent jurisdiction within the State of Kansas may, on the application (in a summary way) of this corporation, or of any creditors, secured or unsecured, or stockholders thereof, or upon the application of trustees in


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dissolution, or on the application of any receiver or receivers appointed for this corporation by any Court, State or Federal, of competent jurisdiction, order a meeting of the creditors, or class of creditors, secured or unsecured, or of the stockholders, or class of stockholders of this corporation, as the case may be, to be summoned in such manner as said Court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors or of the common stockholders, or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the application has been made, be binding on all of the creditors, or class of creditors, or on all the stockholders, or class of stockholders, of this corporation, as the case may be, and also on this corporation.

             AUTHORITY GIVEN TO THE BOARD OF DIRECTORS:

     (a) All elections of directors may be had by ballot or by viva voce, or by the showing of hands, as the Board of Directors may by resolution, from time to time, determine, unless a stockholder requests in writing at least five (5) days prior to the date of any meeting for the election of directors that the election be held by written ballot.

     (b) All meetings of stockholders may be held within or outside the State of Kansas, as the Board of Directors may from time to time determine, unless otherwise fixed by the bylaws.

     (c) The power to amend, alter, or repeal the bylaws shall be vested, in the Board of Directors. In addition, the Board of Directors may and they are hereby authorized to place such qualifications, restrictions and limitations upon voting powers and upon stock to be issued hereunder as the Board, in its absolute discretion, may consider to be in the best interests of the existing stockholders and the corporation.


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     (d) The Board of Directors is empowered to authorize issuance of the stock as set forth in paragraph numbered SIXTH at any time, and from time to time, in such amounts and for such consideration and in such series and subject to the limitations, herein contained, and with such special rights and qualifications, limitations or restrictions thereof as shall by resolution of the Board of Directors be adopted.

     (e) The Board of Directors may enter into such agreements, hire such employees and agents and approve, ratify and take such action, not specifically limited herein, as may, in their absolute discretion, be necessary to manage, operate, run, and further the purposes of this corporation. Directors and officers of this corporation may act in a like capacity with any other corporation.

     SEVENTH: The amount of capital with which this corporation shall commence business is a sum in excess of TEN THOUSAND DOLLARS ($10,000.00).

     EIGHTH: The names and addresses of the incorporators are:

                             Dewey L. Brittain
                             1815 Anita
                             Wichita, Sedgwick County, Kansas;

                             Charles D. Brittain
                             3402 Everett
                             Wichita, Sedgwick County, Kansas.

     NINTH: The number of directors shall be not less than two nor more than fifteen (15).

     IN TESTIMONY WHEREOF, we have hereunto subscribed our names of these Articles of Incorporation this 28th day of June, 1974.


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                                      /s/    DEWEY L. BRITTAIN
                                      ---------------------------
                                              Dewey L. Brittain

                                      /s/   CHARLES D. BRITTAIN
                                      ---------------------------
                                             Charles D. Brittain


STATE OF KANSAS       )
                      )     ss.
SEDGWICK COUNTY       )

     BE IT REMEMBERED, that on this 28th day of June, 1974, before me, a Notary Public in and for the county and state aforesaid, personally appeared Dewey L. Brittain and Charles D. Brittain, known to me to be the same persons who executed the above and foregoing Articles of Incorporation of Brittain Machine, Inc., and such persons duly acknowledged the execution of the same as their free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my notarial seal the day and year last above written.


                                      /s/      NOTARY PUBLIC
                                      ---------------------------
                                                Notary Public


My commission expires:

      8/28/77
----------------------

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